State of Delaware Secretary of State Division of Corporations Delivered 05:27 PM 12/11/2003 FILED 05:13 PM 12/11/2003 SRV 030798692 - 3738830 FILE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

PERSIMMON GROWTH PARTNERS FUND, L.P.

The undersigned, an authorized person for the purpose of forming a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, does hereby certify as follows:

1. The name of the limited partnership is:

PERSIMMON GROWTH PARTNERS FUND, L.P.

2. The registered office of the Partnership is to be located at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The name of its registered agent at that address is Corporation Service Company.

3. The name and address of the general partner of the Partnership is:

Persimmon Advisors, LLC
620 West Germantown Pike
Suite 270
Plymouth Meeting, PA 19462
Attention: Todd Dawes

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of PERMISSION GROWTH PARTNERS FUND, L.P. as of the 11th day of December, 2003.

PERSIMMON ADVISORS, LLC,
General Partner

By:	/s/ Roderick Cruz
Roderick Cruz, Authorized Person